Exhibit 99.2

RENASANT CORPORATION

DEFERRED STOCK UNIT PLAN

RENASANT CORPORATION

DEFERRED STOCK UNIT PLAN

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ARTICLE IX - PLAN ADMINISTRATION	11
Powers	11
Board Action; Delegation of Administrative Authority	11
Claims	12

ARTICLE X – PARTICIPANTS’ RIGHTS AND OBLIGATIONS	13
Spendthrift Provision	13
No Continued Employment	13
Offset	13
Obligation for Benefit Payments	13
Taxes	13
Company’s Protection	13
Beneficiary Designation	14

ARTICLE XI - MISCELLANEOUS	14
Termination of Plan	14
Inurement	14
No Effect on Other Benefits	14
Amendment and Modification	15
Governing Law	15
Company Stock Units	15
Code Section 409A	16

EXHIBIT A - Participating Affiliates	17

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RENASANT CORPORATION

DEFERRED STOCK UNIT PLAN

Renasant Corporation, a corporation organized and existing under the laws of the State of Mississippi (the “Company”), hereby amends and restates, in its entirety, The Peoples Holding Company Deferred Compensation Plan, which plan was first effective as of January 1, 2002 (the “Predecessor Plan”), such amendment and restatement to be effective as of January 1, 2005 (the “Effective Date”) (the “Plan”).

ARTICLE I. PURPOSE

This Plan is intended to be an unfunded deferred compensation arrangement for the benefit of key management officers and employees of the Company and its Affiliates (as defined below), within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). As such, this Plan is not intended to constitute an employee benefit plan under ERISA, which is subject to the provisions of Parts 2, 3 and 4 of Title I of ERISA. In accordance with such intent, any obligation of the Company or its Affiliates to pay benefits hereunder shall be deemed to be an unsecured promise, and any right of a Participant (as defined below) or Beneficiary (as defined below) to enforce such obligation shall be solely as a general creditor of the Company. The Plan is not intended to constitute a qualified employee benefit plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

ARTICLE II. DEFINITIONS

2.1 Affiliate means any corporation or other form of entity of which the Company owns, directly or indirectly, 80% or more of the total combined voting power of all classes of stock or other equity interests, provided that such entity is designated by the Committee as a participating entity hereunder. The initial Affiliates designated as participating entities hereunder are set forth on Exhibit A hereto.

2.2 Bank means Renasant Bank, a financial institution with its principal place of business in Tupelo, Mississippi.

2.3 Base Compensation means base salary paid by the Company or an Affiliate to a Participant for services rendered during a calendar year, but determined before reduction for compensation deferred pursuant to this Plan or any other plan of deferred compensation maintained by the Company or an Affiliate, including any such plan maintained in accordance with Code Section 401(k) or 125. For this purpose, Base Compensation shall not include the amount of any long-term disability benefit or any form of retirement or deferred compensation payment distributed from a plan or arrangement sponsored by the Company or an Affiliate or any form of severance benefit paid by the Company or an Affiliate.

2.4 Beneficiary means the person, persons, entity or entities designated by a Participant in accordance with Section 10.7 hereof to receive death benefits hereunder.

2.5 Benefit Commencement Date means the date on which the distribution of a Participant’s Account is made or first commences, which date shall be May 15th or November 15th or the first business day thereafter, as more fully provided in Section 7.1 hereof; provided, however, that for distributions commencing or made after the Effective Date and prior to July 18, 2006, Benefit Commencement Date shall mean the date on which distribution may be first made in accordance with the provisions of Section 7.1 hereof, or the first business day thereafter.

2.6 Board or Board of Directors means the Board of Directors of the Company.

2.7 Bonus means an amount payable to a Participant as a cash bonus under a separate plan, policy or program maintained by the Company or an Affiliate, provided that such plan, policy or program is designated by the Committee, whether orally, in writing or by practice, as a source for deferrals hereunder. Incentive Bonus means a Bonus that (a) is designated as such by the Committee, and (b) is properly characterized as performance based compensation payable with respect to services rendered over a performance period of not less than 12 months within the meaning of Code Section 409A.

2.8 Committee means the Compensation Committee of the Board, which shall act as the administrator of this Plan.

2.9 Company Contributions means an amount credited to a Participant’s Deferred Benefit Account, if any, in accordance with Section 5.1 hereof.

2.10 Company Stock means a share of the Company’s common stock, $5.00 par value; Company Stock Unit means a bookkeeping entry representing a share of Company Stock.

2.11 Deferred Benefit Account or Account means one or more accounts maintained on the books of the Company established with respect to each Participant hereunder, which shall be maintained in accordance with Article VI hereof, including a Predecessor Account.

2.12 Director Compensation means cash fees or retainer payable to a Nonemployee Director, provided that such fees and/or retainer are designated by the Committee, whether orally, in writing or by practice, as a source for deferrals hereunder.

2.13 Disabled or Disability means that a Participant by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months (a) has been receiving income replacement benefits for a period of not less than three months under a separate long-term disability plan or policy maintained by the Company or an Affiliate, or (b) is unable to engage in any substantial gainful activity or employment.

2.14 Dividend Equivalent Unit means a credit equal to the amount of a cash dividend distributed by the Company to the holders of Company Stock.

2.15 Employee means a common law employee of the Company or an Affiliate.

2.16 Fair Market Value means the opening sales price of a share of Company Stock as reported on the Nasdaq Global Market or such other exchange on which Company Stock is then traded. If Company Stock is not traded on such date, Fair Market Value shall be determined as of the business day on which Company Stock was traded that immediately precedes the date on which such value is determined.

2.17 Financial Hardship means, with respect to a Participant (a) the occurrence of a severe financial hardship attributable to a sudden and unexpected illness or accident of the Participant or his or her spouse or dependents, (b) property loss due to casualty that is not otherwise covered by insurance, or (c) a similar extraordinary and unforeseeable circumstance beyond the control of the Participant, as determined by the Committee or its designee.

2.18 Key Employee means a Participant who is a key employee within the meaning of Code Section 415(i)(1)(A)(i), (ii) or (iii), as determined by the Committee in accordance with the provisions of Code Section 409A. Unless otherwise determined by the Committee, status as a Key Employee hereunder shall be determined annually, as of each December 31st. Such status shall be applicable during the 12-month period commencing as of the immediately succeeding April 1st.

2.19 Nonemployee Director means a member of the Board or the board of directors of the Bank who is not otherwise an employee of the Company or its Affiliates.

2.20 Participant means an executive officer, manager or other key employee of the Company or an Affiliate, each of whom shall be designated in accordance with Article III hereof, a Nonemployee Director or a participant in the Predecessor Plan for whom an account was maintained thereunder as of December 31, 2004.

2.21 Payment Form means the form in which a Participant’s Account is distributed hereunder. A Participant shall designate a Payment Form in accordance with Section 7.2 hereof.

2.22 Plan means this Deferred Stock Unit Plan, as may be amended, restated or replaced from time to time.

2.23 Plan Year means the 12-month period beginning each January 1st and ending each December 31st.

2.24 Predecessor Account means a Deferred Benefit Account established and maintained hereunder in accordance with Section 6.3 hereof.

2.25 Retirement or Retire means that a Participant who is an Employee has ceased to be employed by the Company and its Affiliates or that a Participant who is a Nonemployee Director has ceased to serve, either on or after:

a. The attainment of age 65; or

b. The attainment of age 55 and the completion of five years of employment or service with the Company or its Affiliates.

2.26 Schedule A means the form or other writing satisfactory to the Committee, which provides for one or more of the following: (a) the designation of a Beneficiary, (b) the designation of a Payment Form, or the modification of such a form, (c) the deferral of Base Compensation, Director Compensation or Bonus, or (d) the designation of a Short Term Deferral.

2.27 Short Term Deferral means the deferral of a Participant’s Base Compensation, Director Compensation or Bonus for a designated period in accordance with the provisions of Section 4.3 hereof.

2.28 Valuation Date means the Annual Valuation Date and the last business day of each calendar quarter. Annual Valuation Date means the last business day of the Plan Year.

ARTICLE III. ELIGIBILITY AND PARTICIPATION

Participants hereunder shall be executive officers, managers, and other key employees of the Company or an Affiliate, who may be designated individually or by groups or categories, in the discretion of the Committee. The Committee shall notify each executive officer, manager or other key employee of his or her eligibility to participate in this Plan. Nonemployee Directors shall be eligible to participate in the Plan, without necessity of further action by the Committee, as of the earlier of:

a. Initial election as a member of the Board or the board of directors of the Bank; or

b. The Effective Date.

Participants in the Predecessor Plan for whom a Predecessor Account is maintained hereunder shall participate in this Plan, subject to the limitations set forth herein.

ARTICLE IV. DEFERRALS

4.1 Deferral of Base Compensation. A Participant shall be entitled to elect to defer his or her Base Compensation or Director Compensation on Schedule A hereto, as follows:

a.	An election to defer Base Compensation or Director Compensation made on or before December 31, 2005, shall be administered in accordance with its terms.

b.	Initially (i) if such Participant is an Employee, during the 30-day period immediately following receipt of initial notice from the Committee in accordance with Article III hereof, or (ii) if such Participant is a Nonemployee Director, upon his or her initial election as a member of the Board or the board of directors of the Bank. An election hereunder shall be effective with respect to Base Compensation or Director Compensation payable for services performed after such election is received and accepted by the Committee.

c.	Thereafter, not later than the last business day of the Plan Year preceding the Plan Year in which services giving rise to such Base Compensation or Director Compensation are rendered, such election to be effective as of the first day of the Plan Year in which such services are rendered.

4.2 Deferral of Bonus. A Participant shall be entitled to elect to defer a Bonus on Schedule A hereto, as follows:

a.	An election to defer Bonus made on or before December 31, 2005, shall be administered in accordance with its terms.

b.	In accordance with the periods described in Section 4.1 hereof or such earlier time as may be required by the Committee.

c.	If permitted by the Committee and provided such Bonus is an Incentive Bonus hereunder, not later than six months prior to the expiration of the performance period with respect to which such Bonus is calculated.

4.3 Short Term Deferrals. If permitted by the Committee, a Participant may designate all or a portion of any Base Compensation, Director Compensation or Bonus deferred hereunder as a Short Term Deferral, such designation to be made at the time or times set forth in Section 4.1 or 4.2 hereof, as the case may be, and shall be subject to the following additional rules:

a.	A Participant’s designation of Base Compensation, Director Compensation or Bonus defined hereunder as a Short Term Deferral shall be irrevocable;

b.	A Participant shall designate the Benefit Commencement Date applicable to such deferral, which shall not be less than 36 months or greater than 120 months, measured from the last day of the Plan Year with respect to the initial year in which Base Compensation, Director Compensation or Bonus is otherwise payable; the designation of such date shall be irrevocable; and

c.	Any Short Term Deferral election made with respect to a Participant’s Predecessor Account shall be irrevocable and shall remain in force and effect hereunder in accordance with its terms.

4.4 Form of Deferral Election; Effectiveness. Elections to defer Base Compensation, Director Compensation or Bonus hereunder shall be made on Schedule A in accordance with this Article IV and shall be effective upon their receipt and acceptance by the Committee. An election hereunder shall be irrevocable during the Plan Year or other period with respect to which it relates.

4.5 Authority of the Committee. The Committee, in its discretion, may limit the amount of Base Compensation, Director Compensation or Bonus subject to deferral hereunder, may prescribe a minimum deferral amount, may designate additional forms of remuneration for deferral hereunder, may determine that an election shall remain in effect until modified or revoked or adopt such additional procedures as the Committee deems necessary or appropriate. The Committee shall notify all affected Participants, in writing, of any such limitations or additional forms of remuneration eligible for deferral hereunder. Any such procedures, conditions, limitations or designations shall be effective as of the first day of the Plan Year which coincides with or immediately follows the date on which notice is provided to each Participant hereunder or at such other time or times as the Committee may designate.

ARTICLE V. COMPANY CONTRIBUTIONS

5.1 Amount. The Committee, in its discretion, may credit an additional amount to the Deferred Benefit Account of any Participant hereunder. Any such contribution need not be uniform with respect to all Participants, but may be made with respect to any Participant or group of Participants in such amounts and at such times as may be designated by the Committee.

5.2 Vesting. The Committee, in its discretion, may establish a vesting schedule with respect to any Company Contribution hereunder, which schedule shall be incorporated by reference as part of this Plan. The Committee shall provide written notice of any such schedule to each affected Participant; any such schedule need not be uniform with respect to all affected Participants or each Company Contribution hereunder.

ARTICLE VI. MAINTENANCE AND INVESTMENT OF DEFERRED BENEFIT ACCOUNTS

6.1 Establishment of Accounts. The Company shall establish and maintain one or more Deferred Benefit Accounts for each Participant hereunder, each such Account shall be credited with a Participant’s Base Compensation, Director Compensation or Bonus deferred and Company Contributions made hereunder. A Deferred Benefit Account may be administered as one or more subaccounts to facilitate (a) the maintenance of any vesting schedule imposed hereunder, (b) the administration of Short Term Deferrals or a Predecessor Account, (c) a deemed investment in Company Stock Units, or (d) for such other purpose as the Committee may deem necessary or appropriate.

6.2 Status of Accounts. An Account established hereunder shall be a bookkeeping entry only. The establishment and maintenance of any such Account shall not be deemed to create a trust or other form of fiduciary relationship between the Company (or an Affiliate) and any Participant or Beneficiary or otherwise create, for the benefit of any Participant or Beneficiary, an ownership interest in or expectation of any specific asset of the Company (or of any Affiliate).

6.3 Predecessor Account. As of the Effective Date, a Deferred Benefit Account shall be established hereunder for each participant in the Predecessor Plan who was in pay status under such plan as of December 31, 2004. The initial balance of such Account shall be the balance credited to such Participant under the Predecessor Plan as of December 31, 2004. No additional deferral or contribution shall be credited to such Account; such Account shall be subject to adjustment as provided in Section 6.4 hereof.

6.4 Accounting. As of each Valuation Date, a Participant’s Accounts shall be adjusted as follows:

a.	There shall be credited to each Deferred Benefit Account maintained hereunder the amount of any Base Compensation, Director Compensation or Bonus deferred since the prior Valuation Date.

b.	Any Company Contributions since the immediately preceding Valuation Date shall be credited to each affected Account.

c.	Gain or loss shall be credited (or charged) for the period since the immediately preceding Valuation Date.

d.	Each affected Account shall be reduced by any payment or other form of distribution made since the immediately preceding Valuation Date.

Pending each Valuation Date, any amount contributed or deferred hereunder shall be deemed held unallocated and uninvested.

Dividend Equivalent Units shall be credited to each Account hereunder as of the Company’s applicable dividend payment date.

6.5 Investment in Company Stock Units. Each Account established hereunder shall be invested in Company Stock Units, as follows:

a.	The number of Company Stock Units deemed acquired hereunder shall be determined as of each Valuation Date by dividing (i) the aggregate amount deferred or otherwise contributed since the immediately preceding Valuation Date, by (ii) the average Fair Market Value of a share of Company Stock, determined using the Fair Market Value of such stock as of each date on which an amount deferred hereunder was otherwise payable to a Participant or an amount was contributed hereunder.

b.	Company Stock Units credited to an Account hereunder shall be credited with Dividend Equivalent Units, as and when such dividends are declared and paid with respect to such stock; any such Dividend Equivalent Units shall be deemed reinvested in Company Stock Units, based upon the Fair Market Value of a share of Company Stock as of the Company’s applicable dividend payment date.

c.	Each Account shall be credited with the additional number of Company Stock Units equivalent to a stock split, stock dividend or similar form of recapitalization with respect to Company Stock Units allocated to such Account, as of the date on which any such split, dividend or recapitalization occurs.

d.	The Committee shall be permitted to further restrict the time at which Company Stock Units are acquired or disposed of hereunder to the extent necessary to comply with the Company’s trading policies, as the same may be amended from time to time, or to otherwise comply with applicable Federal or state securities laws.

6.6 Valuation Notice. At least as frequently as each Annual Valuation Date, the Committee (or its designee) shall furnish each Participant with a valuation notice that includes the amounts credited to the Participant’s Accounts and the earnings, gains or losses allocated to such Accounts since the immediately preceding Valuation Date.

ARTICLE VII. DISTRIBUTIONS

7.1 Time of Payment. Except as a Short Term Deferral, distribution of a Participant’s Accounts hereunder shall be made or commence on the Benefit Commencement Date that coincides with or immediately follows the earlier of:

a.	The date on which a Participant becomes Disabled;

b.	The date on which a Participant dies;

c.	The date on which a Participant Retires; or

d.	The date on which a Participant terminates his or her employment with the Company and its Affiliates or ceases to serve as a member of the Board or the board of directors of the Bank.

Notwithstanding the generality of the foregoing:

a.	If a Participant is a Key Employee and payment is on account of his or her termination of employment or Retirement, payment shall be made or commence not earlier than the first business day of the seventh calendar month following the termination of employment or Retirement.

b.	If payment is made in the form of installments hereunder, each annual installment following the initial payment shall be made as of May 15th or the first business day thereafter.

c.	If any payment hereunder limits the Company’s deduction under Code Section 162(m), as reasonably determined by the Committee, the Committee may delay payment of such amount until the Benefit Commencement Date on which such deduction is not otherwise limited on account of such payment.

7.2 Payment Form. Except as to a Short Term Deferral or payment on account of a Participant’s death or Disability, a Participant’s Accounts hereunder shall be distributed in the form of:

a.	A single-sum payment; or

b.	Substantially equal annual installment payments for a period of not more than ten years.

With respect to a Benefit Commencement Date occurring on or after January 1, 2007, a Participant shall designate a Payment Form on Schedule A hereto as of the later of (a) December 31, 2006, or (b) contemporaneous with his or her initial deferral of Base Compensation, Director Compensation or Bonus hereunder. If a Participant fails to timely designate a Payment Form, he or she shall be deemed to have designated a single-sum payment. Unless the Committee provides otherwise, any such election shall apply to the aggregate amount credited to the Participant’s Accounts, from time to time. Any such election shall be subject to modification as provided in Section 7.3 hereof.

With respect to a Benefit Commencement Date occurring prior to January 1, 2007, the Payment Form applicable to such distribution shall be determined in accordance with the terms of each affected Participant’s election in effect under the Predecessor Plan as of December 31, 2004. If no such election was in effect as of such date, distribution shall be made in the form of a single-sum payment. A Payment Form determined hereunder shall not be subject to modification as provided in Section 7.3 hereof.

7.3 Modification of Payment Form. Except as to a benefit payable on account of death, Disability or a Short Term Deferral and except as to any benefit payable prior to January 1, 2007, a Participant shall be entitled to modify his or her Payment Form, from time to time, provided that any such modification shall be given effect only if approved by the Committee and only if all of the following conditions are satisfied:

a.	Any such modification shall be effective no earlier than 12 months following the date on which it is received and accepted by the Committee;

b.	Any such modification shall be received and accepted by the Committee not less than 12 months prior to the date on which initial distribution of such Participant’s Accounts is otherwise scheduled to commence; and

c.	The initial payment made on account of such modification shall be delayed for a period of not less than five years, measured from the date on which distribution of such Participant’s Accounts is otherwise scheduled to be made or commence. For this purpose, installment payments hereunder shall be treated as a single-sum payment, such payment to be made as of the date on which the first installment shall be due and payable hereunder.

7.4 Amount. The amount distributed hereunder shall equal the vested amount credited to such Participant’s Accounts, determined as follows:

a.	If payment is made in the form of a single-sum, determined as of his or her Benefit Commencement Date; or

b.	If payment is made in the form of installments, the amount of each annual installment shall equal the value of the Participant’s Accounts as of the Annual Valuation Date that coincides with or immediately precedes the payment date, multiplied by a fraction (i) the numerator of which is one, and (ii) the denominator of which is the number of annual installments then remaining to be paid. During the installment period, the Participant’s Accounts shall be adjusted as provided in Section 6.4 hereof.

7.5 Manner of Payment. Distribution hereunder shall be made in the form of Company Stock, with cash distributed in lieu of a fractional share.

7.6 Disability. If a Participant becomes Disabled, notwithstanding the terms of the Plan or any Schedule A to the contrary, his or her Accounts shall be distributed in the form of five substantially equal annual installment payments, commencing as of the date determined in accordance with Section 7.1 hereof, but without regard to status as a Key Employee hereunder. If such Participant ceases to be Disabled, payments hereunder shall cease and the provisions of this Article VII hereof shall again apply to the balance of his or her Accounts.

7.7 Death Benefits. If a Participant dies before his or her Benefit Commencement Date, the Participant’s Beneficiary shall be paid a death benefit in the form of five substantially equal annual installment payments, commencing as of the date determined in accordance with section 7.1 hereof, but without regard to such Participant’s status as a Key Employee hereunder. If a Participant dies after his or her Benefit Commencement Date, the Company shall pay to the Participant’s Beneficiary the remaining benefit, if any, that would otherwise be payable to the deceased Participant, determined in accordance with the Payment Form in effect as of the Participant’s date of death.

7.8 Small Payment. If the value of a Participant’s or Beneficiary’s Accounts is $10,000 or less, determined as of the applicable Benefit Commencement Date described in Section 7.1 hereof, then notwithstanding any provision of this Plan or Schedule A to the contrary, the Committee shall distribute such amount to the Participant in the form of a single-sum payment as of such date.

7.9 Predecessor Accounts. If a Participant’s Predecessor Account is in pay status as of the Effective Date, such payments shall continue in accordance with the terms and conditions then in effect, without modification.

ARTICLE VIII. SHORT TERM DEFERRALS; HARDSHIP WITHDRAWALS

8.1 Short Term Deferrals. Notwithstanding any provision of this Plan to the contrary, the amount of a Participant’s Short Term Deferral shall be distributed in the form of a single-sum payment as of the Benefit Commencement Date that coincides with or immediately follows the date on which the applicable deferral period expires.

8.2 Hardship Withdrawals. If a Participant experiences a Financial Hardship, such Participant shall be permitted to withdraw all or a portion of his or her vested Accounts in the form of an immediate single-sum payment, subject to the limitations set forth below:

a.	A request for withdrawal shall be made, in writing, and shall set forth the circumstances surrounding the Financial Hardship. As a condition of and part of such request, the Participant shall provide to the Committee his or her written representation that (i) the hardship cannot be relieved by insurance or other reimbursement reasonably available to the Participant, (ii) the hardship can only be relieved by liquidation of the Participant’s assets and any such liquidation would itself result in severe damage or injury to the Participant, (iii) the Participant has no reasonable borrowing capacity to relieve the hardship, and (iv) the hardship cannot be entirely relieved by cessation of the Participant’s deferrals under the Plan. The Committee shall be entitled to request such additional information as may be reasonably required to determine whether a Financial Hardship exists and the amount of the hardship and to establish additional conditions precedent to the review or granting of a request for a withdrawal on account of a Financial Hardship.

b.	If the Committee determines that a Financial Hardship exists, the Committee shall authorize the immediate distribution of an amount required to meet the financial need created by such hardship, including any taxes payable on account of such withdrawal.

ARTICLE IX. PLAN ADMINISTRATION

9.1 Powers. This Plan and all matters related thereto shall be administered by the Committee. The Committee shall have the power and authority to interpret the provisions of this Plan and shall determine all questions arising under the Plan including, without limitation, all questions concerning administration, eligibility, the determination of benefits hereunder, and the interpretation of any form or other document related to this Plan. In addition, the Committee shall have the authority to prescribe, amend and rescind rules and administrative procedures relating to the operation of this Plan and to correct any defect, supply any omission or reconcile any inconsistency in this Plan.

Any determination by the Committee need not be uniform as to all or any Participant hereunder. Any such determination shall be conclusive and binding on all persons. The Committee shall engage the services of such independent actuaries, accountants, attorneys and other administrative personnel as it deems necessary to administer the Plan.

9.2 Board Action; Delegation of Administrative Authority. The Board may act in lieu of the Committee hereunder and, when so acting, any determination by the Board shall be final and binding as provided herein.

The Committee, in its sole discretion, may delegate to the appropriate officers of the Company or its Affiliates all or any portion of the power and authority granted to it hereunder, subject to any limitations imposed under applicable Federal or state securities laws. When acting in accordance with such delegation, whether made orally or in writing, such officers shall be deemed to possess the power and authority granted to the Committee hereunder. Without the requirement of further action, the Committee shall be deemed to have delegated:

a.	To the Company’s Human Resources Director and such other officers as he may from time to time designate, the authority to administer deferrals and distributions and other payments hereunder, and to take such other ministerial actions as may be necessary or appropriate to administer the Plan; and

b.	To the Company’s Human Resources Director, the authority to make such ministerial amendments to this Plan or any Schedule A hereto or other ancillary form or document related to this Plan to the extent reasonably necessary to facilitate its administration or to ensure that the Plan is deemed an unfunded plan of deferred compensation within the meaning of the Code or ERISA, including, without limitation, Code Section 409A.

9.3 Claims. If a Participant (or Beneficiary) believes a benefit or distribution is due under the Plan, he or she may request the distribution of such benefit, in writing, on forms acceptable to the Committee. At such time, the Participant (or Beneficiary) will be given the information and materials necessary to complete any request for the distribution of a benefit.

If the request for distribution is disputed or denied by the Committee, the following action shall be taken:

a.	First, the Participant (or the Beneficiary) shall be notified, in writing, of the dispute or denial as soon as possible (but no later than 90 days) after receipt of the request for a distribution. The notice shall set forth the specific reasons for the denial, including any relevant provisions of the Plan, and shall explain the review procedure of the Plan.

b.	Second, the Participant (or the Beneficiary) shall be entitled to full review of his or her request for a distribution. A Participant (or Beneficiary) desiring a review of the dispute or denial must request such a review, in writing, not later than 60 days after the notification of the dispute or denial is received. During the review, the Participant (or the Beneficiary) may be represented and shall have the right to inspect all documents pertaining to the dispute or denial.

The Committee shall render its decision within 60 days after receipt of the request for the review. In the event special circumstances require an extension of time, the Committee shall notify the Participant (or Beneficiary), in writing, and the decision shall be rendered no later than 120 days after the receipt of the request. The decision of the Committee shall be in writing. The decision shall include specific reasons for the action taken and specific references to the Plan provisions on which the decision is based.

ARTICLE X. PARTICIPANTS’ RIGHTS AND OBLIGATIONS

10.1 Spendthrift Provision. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber any amount payable hereunder. No amount payable under this Plan shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debt, judgment, alimony, or separate maintenance owed by a Participant or any other person. No amount payable under this Plan shall be transferable by operation of law in the event of a Participant’s or other person’s bankruptcy or insolvency.

10.2 No Continued Employment. No Participant who is an employee of the Company or an Affiliate shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of participation in this Plan.

10.3 Offset. If, at the time of any distribution hereunder, a Participant or his or her Beneficiary is indebted to the Company or any Affiliate, then any distribution to be made to the Participant, his or her Beneficiary or both, may, at the discretion of the Committee, be reduced by the amount of such indebtedness.

10.4 Obligation for Benefit Payments. Notwithstanding any provision of this Plan to the contrary, the payment of benefits under this Plan shall remain the obligation of the Company or the Affiliate who is the employer of a Participant hereunder. In the event the Company or such Affiliate designates a third-party as the payor of the benefits and the assets of such third-party are insufficient to meet the payment obligations of the Company or Affiliate, such deficiency shall be paid by the Affiliate or the Company, as the case may be.

10.5 Taxes. The Company or an Affiliate, or any third-party payor shall withhold from the payment of benefits hereunder any amount required by law to be withheld.

10.6 Company’s Protection. By execution of a deferral election, each Participant shall be deemed to have agreed to cooperate with the Company and its Affiliates by furnishing any and all information reasonably requested by the Committee in order to facilitate the payment of benefits hereunder, including, without limitation, the taking of such physical examinations as the Company or the Committee may deem necessary and taking such other action as may reasonably be requested by the Company or the Committee. If a Participant refuses to cooperate, is uninsurable or is insurable at other than standard rates, the Committee, in its sole discretion, may determine that the Participant is ineligible to participate hereunder. Upon any such determination, the Participant shall be entitled to the return of the principal amount of his or her deferrals.

If insurance on the life of any Participant is obtained and such Participant commits suicide during the two-year period beginning on the date of his or her participation in this Plan or if a Participant hereunder makes any material misstatement of information or nondisclosure of medical history, the Committee, in its sole discretion, may terminate the participation of any such Participant hereunder. Upon any such termination, the Participant shall be entitled to the return of the principal amount of his or her deferrals hereunder.

10.7 Beneficiary Designation. A Participant shall be entitled to designate one or more Beneficiaries on Schedule A hereto. Any such designation may be modified by delivery of a new designation to the Committee. Any designation or modification shall be effective upon its receipt and acceptance by the Committee. If a Participant fails to designate a Beneficiary or if a Participant’s designation cannot be administered, any death benefit payable hereunder shall be paid:

a.	First to the Participant’s spouse, if he or she survives the Participant;

b.	Second, to the Participant’s children, in equal shares, if the Participant is not survived by a spouse; or

c.	Third, to the Participant’s estate, if the Participant is not survived by a spouse or children.

In the event of the death of a Beneficiary, the remaining benefit to which such Beneficiary was entitled at the time of such Beneficiary’s death, if any, shall be payable to the beneficiary or beneficiaries designated in writing, by such Beneficiary on a form submitted by such Beneficiary to the Committee (or such benefits shall be payable to the Beneficiary’s estate if the Beneficiary fails to designate a beneficiary or beneficiaries).

ARTICLE XI. MISCELLANEOUS

11.1 Termination of Plan. The Board of Directors shall have the right, at any time, to terminate this Plan. The Board shall provide written notice of such termination to each Participant hereunder. As of the effective date of a termination hereunder:

a.	All deferrals shall cease;

b.	Amounts then credited to a Participant’s Deferred Benefit Account shall be subject to adjustment as provided in accordance with Section 6.4 hereof; and

c.	Distribution of a Participant’s Account shall be made in accordance with the provisions of Article VII hereof.

11.2 Inurement. This Plan shall be binding upon and shall inure to the benefit of the Company and its Affiliates and to the benefit of each Participant hereto and their respective Beneficiaries, heirs, executors, administrators, successors and assigns.

11.3 No Effect on Other Benefits. Any compensation paid or benefits provided to a Participant shall be in addition to, and not in lieu of, the benefits provided to such Participant under this Plan. Nothing in this Plan shall be construed as limiting, varying or reducing the provision of any benefit available to a Participant, such Participant’s estate or Beneficiary pursuant to any employment agreement, retirement plan, including any qualified pension or profit-sharing plan, health, disability or life insurance plan or any other form of agreement or arrangement between the Company and/or an Affiliate and a Participant.

11.4 Amendment and Modification. The Board of Directors of the Company may amend this Plan, in its discretion. In addition, the Committee shall possess the authority to amend the Plan, any Schedule A executed in connection with the Plan or any ancillary form or document related to the Plan, to facilitate its administration, to ensure that the Plan is deemed an unfunded plan of deferred compensation within the meaning of the Code or ERISA, or otherwise to comply or make consistent with applicable law.

Any amendment that adversely affects the amount then credited to a Participant’s Accounts shall be effective only with the written consent of each such Participant. Notwithstanding the foregoing, however, the consent of any Participant or Beneficiary shall not be required if the Board of Directors or the Committee, as the case may be, reasonably determines that an amendment or modification is necessary to ensure that amounts credited to a Participant’s Accounts are not subject to federal income taxation until withdrawn or distributed in accordance with the provisions of Code Section 409A or to ensure that the Plan is deemed to be unfunded or maintained for the benefit of a select group of management employees within the meaning of ERISA.

11.5 Governing Law. This Plan is governed by the internal laws of the State of Mississippi, in all respects, including matters of construction, validity, and performance.

11.6 Company Stock Units. Company Stock and Company Stock Units hereunder shall be subject to the following rules and procedures:

a.	An aggregate of 30,000 shares of Company Stock has been reserved for issuance hereunder, which shares may be authorized but unissued shares, treasury shares or shares acquired on the open market or by private purchase. The number of shares available hereunder shall be reduced by the number of Company Stock Units credited to an Account hereunder and increased by the number of such units, if any, forfeited hereunder.

b.	In the event of any merger, consolidation or other reorganization of the Company, there shall be substituted for each of the Company Stock Units then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Company Stock are entitled in such transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Company Stock Units then outstanding for which the company does not receive consideration, the number of Company Stock Units then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Company Stock Units.

c.	No Participant or Beneficiary shall possess voting or other shareholder rights on account of his or her status as such or with respect to any Company Stock Units credited to an Account established hereunder.

11.7 Code Section 409A. This Plan and the Accounts maintained hereunder are intended to comply and shall be interpreted and construed in a manner consistent with the provisions of Code Section 409A, including any rule or regulation promulgated thereunder. In the event that any provision of the Plan would cause an amount deferred hereunder to be subject to tax under the Code prior to the time such amount is paid to a Participant, such provision shall, without the necessity of further action by the Board or the Committee, be deemed null and void as of the Effective Date or such earlier date as may be required by law.

THIS PLAN was approved by the Board of Directors of Renasant Corporation on July 18, 2006, to be effective as of the date first set forth above.

RENASANT CORPORATION

By:	E. Robinson McGraw

Its:	Chairman, President and Chief Executive Officer

RENASANT CORPORATION

DEFERRED STOCK UNIT PLAN

EXHIBIT A

PARTICIPATING AFFILIATES

The following employers are Affiliates of Renasant Corporation that have designated to participate in the Plan:

Renasant Bank, Federal Tax I.D. No. 64-0220550

Renasant Insurance, Inc., Federal Tax I.D. No. 64-0590836